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                                                                   EXHIBIT 10.08

                                  AWARD NOTICE

                       NOTICE OF NONQUALIFIED STOCK OPTION
                             GRANTED PURSUANT TO THE
                            EASTMAN CHEMICAL COMPANY
                    1997 OMNIBUS LONG-TERM COMPENSATION PLAN

                         Grantee: E. W. Deavenport, Jr.

                         Number of Shares: 100,000

                         Option Price: $ 36.11

                         Date of Grant: December 7, 2001

         1. Grant of Option. This Award Notice serves to notify you that the Compensation and Management Development Committee (the "Committee") of the Board of Directors of Eastman Chemical Company ("Company") has granted to you, under the Company's 1997 Omnibus Long-Term Compensation Plan (the "Plan"), a nonqualified stock option ("Option") to purchase, on the terms and conditions set forth in this Award Notice and the Plan, up to the number of shares of its $.01 par value Common Stock ("Common Stock") set forth above, at a price equal to $36.11 per share. This Award is in consideration for your past services and for the consulting services you have agreed to provide to the Company or its successors (the "Successor Companies") after your retirement from the Company on December 31, 2001, pursuant to your Retirement and Consulting Agreement, dated as of December 7, 2001 (the "Consulting Agreement"). The Plan is incorporated herein by reference and made a part of this Award Notice. Capitalized terms not defined herein have the respective meanings set forth in the Plan. The principal terms of the Plan, and of the offer by the Company of the shares of Common Stock covered by the option, are described in the Prospectus for the Plan, which Prospectus will be delivered to you by the Company.

         2. Period of Option and Limitations on Right to Exercise. Subject to earlier cancellation of all or a portion of the Option as described in Sections 6 and 7 of this Award Notice, the Option will expire at 5:00 p.m., Eastern Standard Time, on December 6, 2011 (the "Expiration Date").

         3.       Exercise of Option.

                  (a) Subject to the terms set forth in this Award Notice, the Option will become exercisable as to all of the shares covered hereby on June 7, 2002.

                  (b) Upon your death, your personal representative may exercise the Option, subject to the terms set forth in this Award Notice, until the Expiration Date.

                  (c) The Option may be exercised in whole or in part. The exercise generally must be accompanied by, or make provision for, full payment in cash; by check; or by surrendering unrestricted shares of Common Stock having a value on the date of exercise equal to the exercise price, together with proof that such shares have been owned by you for at least six months prior to the date of exercise of the Option; or in any combination of the foregoing; however, if you wish to pay with shares of Common Stock already held by you, you may submit an Affidavit of Ownership form attesting to the ownership of the shares instead of sending in actual share certificates.

         4. Nontransferability. The Option is not transferable except by will or by the laws of descent and distribution, and may not be sold, assigned, pledged or encumbered in any way, whether by operation of law or otherwise. The Option may be granted only to, and exercised only by you during your lifetime, except in the case of a permanent disability involving mental incapacity.


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         5.       Limitation of Rights. You will not have any rights as a
shareowner with respect to the shares covered by the Option until you become the holder of record of such shares by exercising the Option. Neither the Plan, the granting of the Option nor this Award Notice gives you any right to remain employed by or in service as a consultant to the Company, Successor Companies, or its or their Subsidiaries.

         6. Termination. The Committee hereby determines that your announced retirement on or about December 31, 2001 will be a termination of employment for an "approved reason" within the meaning of Section 16 of the Plan. Consequently, from and after such retirement, the Option will continue to vest on June 7, 2002 even though such date is after your retirement, and the Option will remain exercisable until the Expiration Date. However, if for any reason you do not retire on or about December 31, 2001, then upon later termination of your employment with the Company or a Subsidiary for a reason other than death, disability, retirement or another approved reason, any portion of the Option not previously exercised by you will be canceled and forfeited by you, without payment of any consideration by the Company. The provisions of the foregoing sentence shall be subject to the provisions of Section 9 and shall become null and void and of no force and effect insofar as they apply to a termination following a Change in Control under the circumstances described in
Section 25(a) of the Plan.

         7.       Noncompetition; Confidentiality; Adverse Activity.

                  (a) Except as described in Sections 24 and 25 of the Plan, you will forfeit all rights under any unexercised portion of the Option if you violate the noncompetition and confidentiality provisions contained in
Section 20 of the Plan.

                  (b) If you, during your employment or thereafter, engage in activity, which, in the sole discretion of the Committee, is deemed to be in conflict with or adverse to the interests of the Company or Successor Companies, any unexercised portion of the Option will be forfeited and canceled immediately. Such adverse activity by you shall include, but is not limited to, the following: (i) becoming associated with, becoming employed by or rendering services to, or owning an interest in (other than as a shareholder with a nonsubstantial interest in such business) any business or enterprise that is engaged in competition with the Company or Successor Companies; or (ii) recruiting, soliciting or inducing, or attempting to induce, any employee or employees of the Company or Successor Companies or any affiliate of the Company or Successor Companies to terminate their employment with, or otherwise cease their relationship with, the Company, Successor Companies, or its or their affiliates; or (iii) soliciting, diverting or taking away, or attempting to take away, the business patronage of any of the clients, customers, accounts, or prospective clients, customers or accounts, which were contacted, solicited or served by the Company during your employment; or (iv) initiating litigation against the Company or Successor Companies; or (v) criticizing, denigrating or otherwise speaking adversely against the Company or Successor Companies; or (vi) violating the Company's or Successor Companies' ethics and business conduct guidelines. The provisions of this Section 7(b) shall be subject to the provisions of Section 9, and shall become null and void and of no force and effect insofar as they apply to activity by you following your termination after a Change in Control under the circumstances described in Section 25(a) of the Plan.

         8. Restrictions on Issuance of Shares. If at any time the Company determines that listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         9. Change in Ownership; Change in Control. Sections 24 and 25 of the Plan contain certain special provisions that will apply to the Option in the event of a Change in Ownership or Change in Control, respectively.

         10. Adjustment of Shares. If the number of outstanding shares of Common Stock changes through the declaration of stock dividends or stock splits, the number of shares subject to the Option and the exercise price of the Option automatically will be adjusted. If there is a change in the number of outstanding shares of Common Stock or any change in the outstanding stock in the Company, the Committee will make any adjustments and modifications to the Option that it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, the Committee is authorized to make appropriate adjustments to the Option.

         11. Plan Controls. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the provisions of the Plan will be controlling and determinative.


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